Exhibit 99.1

Next Generation Immunotherapies. Overcoming Cancer. Full-Year 2020 Financial Results and Corporate Update 29th March 2021

Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. F-star undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the cash balances of F-star; the ability of F-star to remain listed on the Nasdaq Capital Market. Risks and uncertainties related to F-star that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to F-star’s status as a clinical stage immuno-oncology company and its need for substantial additional funding in order to complete the development and commercialization of its product candidates, that F-star may experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates, that F-star’s clinical trials may fail to adequately demonstrate the safety and efficacy of its product candidates, that preclinical drug development is uncertain, and some of F-star’s product candidates may never advance to clinical trials, that results of preclinical studies and early stage clinical trials may not be predictive of the results of later stage clinical trials, that F-star relies on patents and other intellectual property rights to protect its product candidates, and the enforcement, defense and maintenance of such rights may be challenging and costly, and that F-star faces significant competition in its drug discovery and development efforts. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, will be more fully discussed in F-star’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to the SEC. Forward-looking statements included in this communication are based on information available to F-star as of the date of this communication. F-not assume any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as req law.

Our Mission We are dedicated to developing next generation immunotherapies to transform the lives of patients with cancer

A Time of Transformation for F-star Q4 2020 ✓Acceleration into the clinic—despite COVID pandemic ✓Completed NASDAQ listing (FSTX) – November 2020 ✓FS118 bispecific designed to rescue Checkpoint Inhibitor (CPI) treatment failures: Phase 1 readout ✓FS120 dual agonist bispecific designed to improve outcomes with CPI and chemo: First patient dosed ✓FS222 bispecific designed to improve outcomes in PD-L1 low tumors : First patient dosed ✓SB 11285 STING agonist designed to improve outcomes with CPI: Phase 1a/1b update presented at SITC Other Key 2020 News ✓Collaborations: Progress on Merck and Denali collaborations

Our Next Generation Bispecifics to Activate the Immune System Tetravalent mAb2 bispecifics Natural human antibody means easier manufacturing and favorable safety Targeted enhanced bispecific activity through four binding sites (tetravalent) eptor clustering drives stronger biological potency than other bispecific approaches Platform and pipeline supported by more than 230 granted patents and 180 pending applications, trademarks and trade secrets

Next Generation Immunotherapies

Clinical Programs	Targets	Opportunity	Current Status			Clinical Stage
			Preclinical	Ph1	Ph2	
FS118	**LAG-3/PD-L1**	Rescuing CPI treatment failures	▶	▶	▶	Q1 2021 US Phase 2 in PD-1 resistant head & neck cancer patients
FS222	**CD137/PD-L1**	Improving outcomes in PD-L1 low tumors	▶	▶		European Phase 1 trial
FS120	**OX40/CD137**	Improving CPI and chemotherapy outcomes	▶	▶		US Phase 1 trial: Monotherapy and PD-1 combo
SB 11285	**STING pathway**	Improving CPI outcomes	▶	▶		US Phase 1 trial: Monotherapy and PD-L1 combo

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Anticipated Future Data Milestones



FS118 Update on phase 2 PoC trial in PD-(L)1 acquired resistance patients
FS118 Completion of PoC trial
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
FS120 Update on accelerated dose titration
FS120 Safety & biomarker update to support initiation of combination cohorts
FS120 Update on combination cohorts
SB 11285 Ph 1a/b including Tecentriq™ combination update
FS222 Safety update to support initiation of expansion cohorts
FS222 Update on dose escalation
FS222 Safety, biomarker and preliminary efficacy to support initiation of tumor specific expansion cohorts

Ongoing additional external clinical validation expected from third parties

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2020 Financial Results F-star Therapeutics, Inc. Condensed Consolidated Statement of Operations and Comprehensive Loss (in thousands, except share and per share data) Year Ended December 31 2020 2019 License revenue $ 11,256 $ 28,321 Operating expenses: Research and development 14,128 31,386 General and administrative 19,513 15,280 Impairment on intangible assets - 4,152 Total operating expenses 33,641 50,818 Loss from operations (22,385) (22,497) Other non-operating (expense) income: Other (expense) income (849) 197 Change in fair value of convertible debt (2,386) (1,450) Loss before income taxes (25,620) (23,750) Income tax benefit 1 737 Net loss $ (25,619) $ (23,013) Net loss attributable to common shareholders $ (25,619) (23,013) Basic and diluted adjusted net loss per common shares $ (9.69) $ (14.89) Weighted-average number of shares outstanding-basic and 2,643,175 1,545,177 diluted

2020 Financial Results F-star Therapeutics, Inc. Condensed Consolidated Balance Sheets (in thousands) December 31, 2020 2019 Cash and cash equivalents $ 18,526 $ 4,901 Prepaid and other current assets 7,539 14,120 Other assets 37,544 19,457 Total assets $ 63,609 $ 38,478 Accounts payable and other current liabilities $ 16,977 $ 29,890 Other liabilities 3,638 52 Total liabilities 20,615 29,942 Total stockholders’ equity 42,994 8,536 Total liabilities and stockholders’ equity $ 63,609 $ 38,478

Our Mission We are dedicated to developing next generation immunotherapies to transform the lives of patients with cancer Thank you